Exhibit 99.2
On July 23, 2008, OSI Pharmaceuticals, Inc. (the “Company”) held a webcast conference call regarding its financial results for the quarter ended June 30, 2008 as well as an update on the Company’s business. The following represents a textual representation of remarks by Kathy Galante, Investor Relations, Colin Goddard, Ph.D., Chief Executive Officer of the Company, and Michael G. Atieh, Executive Vice President, Chief Financial Officer and Treasurer of the Company.
Operator
[Operator’s Instruction]
Kathy Galante
Good afternoon and welcome to our second quarter earnings call. Joining me today, I have Colin Goddard, our Chief Executive Officer; Mike Atieh, our Chief Financial Officer; Gabe Leung, President of our Oncology Business; and Anker Lundemose, President of our Diabetes/Obesity Business. We will begin with Mike, who will provide you with a summary of the financial results, after which Colin will come back and discuss corporate developments and our oncology and diabetes/obesity program.
Before we begin, I would like remind you that we will be making forward-looking statements relating to the financial results and clinical and regulatory developments on the call today. These statements cover many events that are outside of OSI’s control and are subject to various risks that could cause the results to differ materially from those expressed in any forward-looking statements. I refer you to our SEC filings for a detailed description of the risk factors affecting our business. Now over Mike.
Michael Atieh
[Michael Atieh discusses quarter end information.]
Colin Goddard
Thanks, Mike. First, let me take a moment to put some closure around our discontinued eye business operation. We signed a definitive agreement with a new company, led largely by the Eyetech sales leadership, to transfer the Macugen business in a deal focused on delivering participation for OSIP in any successful turnaround situation. The transaction, which will close in early August, removes uncertainty surrounding the brand’s future and offers the opportunity for the NewCo team to launch the recently FDA approved leur lock presentation of the product.
It also brings closure to this very disappointing chapter in the Company’s history and allows us to turn our sole focus onto our core oncology and diabetes operations. Despite tumultuous times in the overall economy, on Wall Street and in our sector, we have continued to make good progress in all three key areas of our business during the second quarter. We’ve been able to deliver strong overall financial performance, driven by solid growth in Tarceva U.S. and global sales. We have also seen positive competitive developments and good clinical progress for Tarceva, along with meaningful progress in our development pipeline on both the oncology and diabetes/obesity sides of the business.
The quarter-on-quarter increase in US Tarceva sales included some impact of the separate price increase but also some fundamental unit volume growth. Market research indicates that second-line non-small cell lung cancer’s share has remained approximately stable while first-line pancreatic cancer’s share has increased (to over 40%, according to the Genentech tracking data). Rest-of-the-world growth was driven by solid European and Asian gains and by strong uptake in Japan following the year-end launch by Chugai.
The requirement of the Japanese regulatory authorities to closely monitor an initial cohort of approximately 3,000 patients has been satisfactorily enrolled. This, along with the revised appraisal document issued in early July by the appraisal committee of the UK’s NICE authority finally recommending Tarceva as a cost-effective alternative to docetaxel in the second-line non-small cell lung cancer (which could result in fourth-quarter formal NICE approval) constitute important growth drivers in advance of potential upcoming label expansions if the SATURN — that’s the front-line maintenance — and BETA, the second-line Avastin/Tarceva combination Phase III trials, are positive.
Much investor attention in the first half of 2008 has been focused on key competitive data for Erbitux, Alimta and Zactima, the first two of which were the subject of ASCO presentations in early June. Both datasets were somewhat below many investors’ expectations, and while the Erbitux FLEX data was particularly disappointing for cancer patients in the oncology community at large, the data served to reinforce the value of Tarceva as the oral EGFR-targeted therapy in lung cancer.
The much-awaited Erbitux FLEX data did not, in our view, pose a major competitive threat to Tarceva; and, absent any further positive supported data, we do not believe that first-line Erbitux/chemo combination regimens will become a standard of care either in the U.S. or overseas.
The observation that Alimta appears to have little or no benefit in the squamous cell carcinoma sub-population of non-small cell lung cancer patients could have implications both immediately in the second line non-small cell lung cancer setting (recall that Tarceva demonstrated a hazard ratio of 0.67 in this patient population in the pivotal BR.21 study) and, longer-term, in the maintenance and front-line settings.
We believe that the positive Alimta maintenance Phase III data in the overall trial population indicates that this new approach to lung cancer treatment has potential merit in the management of the disease, and we look forward to data from our SATURN maintenance trial and, if positive, believe that Tarceva offers a unique value proposition in this setting, based upon convenience of oral route of delivery, cost and tolerability.
We are still awaiting results from the ZEST trial (of Zactima versus Tarceva) but attention has appropriately switched to the anticipated top-line data from both the SATURN and BETA Phase III trials, which are both on track for reporting during this half of the year. Enrollment was completed in both of these studies during the second quarter.
Enrollment was also completed in a third Phase III trial: the ATLAS study, which examines the use of Avastin and Tarceva in combination as a first-line maintenance regimen. Thus, as we plan for the growth of the business in 2009, we expect to have the ability to develop a comprehensive view of Tarceva’s near and mid-term prospects based upon a full appraisal of the data from our Phase III SATURN and BETA trials and a good assessment of key competitor threats.
In addition to delivering strong financial performance and executing on our Tarceva program, the key to building the longer-term strategic value of the business is the evolution of a differentiated pipeline of owned and control assets behind Tarceva. In this regard, we have recently initiated two clinical programs, one in oncology and one in diabetes/obesity.
In oncology, our next-generation mTOR inhibitor, OSI-027, recently began Phase I trials. OSI-027 is a potentially first-in-class oral, small-molecule direct inhibitor of the mTOR kinase activity and, as such, blocks signaling through both the TORC-1 and TORC-2 signaling complexes, whereas existing mTOR inhibitors (such as Temsirolimus and Everolimus, or so-called rapalogs) are only effective in blocking signaling through the TORC-1 complex. Preclinical data indicates robust anti-tumor activity for OSI-027, albeit with a more severe side-effect profile.
The Phase I trial will explain the dose and regimen options as well as, in combination with our translational research efforts, evaluating options for any potential biomarker directed patient selection protocols.
We also initiated Phase I trials for PSN602, the first OSI anti-obesity agent to enter clinical trials from our wholly-owned UK-based diabetes/obesity subsidiary, Prosidion. PSN602 is an oral, small-molecule dual serotonin and noradrenaline reuptake inhibitor and 5HT1A agonist being developed for the treatment of obesity. PSN602 is designed to avoid the acute cardiovascular side-effects associated with higher doses of the approved agent, Meridia, while delivering superior weight loss benefits.
Both OSI-027 and PSN602 were discovered internally by the Company’s oncology and diabetes/obesity research organizations in Farmingdale, New York and Oxford, England, respectively. PSN821, our internally discovered

GPR119 agonist for which pre-clinical data shows both substantial glucose lowering and meaningful weight loss, was presented at this year’s ADA meeting and is on track for entry into the clinic in the fall. This will bring OSI’s clinical portfolio to five (including OSI-930, our c-kit VEGF receptor inhibitor, and OSI-906, our oral small-molecule IGF-1 receptor inhibitor) all of which are the products of our internal research investments.
While first-half R&D expenses have, as Mike mentioned, run below expectations, it is reasonable to expect that we will correct this somewhat throughout the second half, as we continue to initiate these more extensive clinical development efforts. From a more strategic perspective, we remain committed to developing a highly innovative pipeline of assets and to focusing our investments on those agents for which we have a clear differentiation strategy. In this way, while we can expect our R&D spend to increase over the coming years as these agents and others move forward into clinical development, we can also establish a clear value creation thesis for our investors.
In this light, some assets, such as OSI-930, may benefit from a more comprehensive development strategy carried out in collaboration with a global or a regional partner and we have continued to explore this possibility simultaneously with the ongoing Phase I program.
In summary, having met our core post-approval goal of taking the Company profitable within three years of Tarceva launch, we believe we are now well poised to deliver an exciting investment proposition in the mid-cap biotech space. If we have successful outcomes from the upcoming Phase III trials for Tarceva, we believe our flagship product will be in a position for continued global sales growth aided by likely late 2009 label expansions in key markets. This will allow us to maintain strong financial performance even as we invest to draw out the value we believe to be inherent in our oncology and diabetes/obesity clinical pipelines and further validate our R&D platforms.
We will continue to seek opportunities to add tactically to our pipeline and technological capabilities externally, but are committed to doing so in a fiscally disciplined manner so that we can maintain an effective balance between financial performance and medium and longer-term R&D investments.
We will now be happy to take your questions, so over to you, Erin.
[Dr. Goddard provided concluding remarks and a question and answer session then followed.]